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                                                                    EXHIBIT 4.4


                           [Laidlaw Inc. letterhead]

                                                                   May 29, 1996

United States Filter Corporation
40-004 Cook Street
Palm Desert, CA 92211

  Reference is made to that certain Transfer, Registration and Other Rights Agreement by and among United States Filter Corporation and Laidlaw Inc. and others dated as of August 31, 1994.

  Laidlaw Inc., as the indirect beneficial owner of all of the shares of Laidlaw International Investments (Luxembourg) S.A., a Luxembourg corporation that has been liquidated, hereby covenants and agrees that the above described agreement is hereby amended by deleting in its entirety section 21 with respect to Board Representation.

                                          LAIDLAW INC.

                                          per:  /s/ L.W. Haworth
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                                          per:  /s/ Ivan R. Cairns
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